UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 21, 2014

The Williams Companies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-4174	73-0569878
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Williams Center, Tulsa, Oklahoma	74172
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 918-573-2000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On August 21, 2014, the Board of Directors (the “Board”) of The Williams Companies, Inc. (the “Company”) approved amendments to the Company’s By-laws, which became effective immediately. In addition to certain technical and conforming amendments, the amended By-laws, among other things:

•	Clarify various aspects of the Board’s authority, including with regard to (a) the Chairman of the Board’s authority to preside over stockholder meetings (or designate an alternate), (b) the authority of the Board and the chairman of the meeting to establish rules and regulations for the conduct of any stockholder meeting, and with regard to recess, adjournment, and postponement, and (c) the authority of the Board, the Chairman of the Board, and the chairman of the meeting to determine whether business or nominations are properly proposed, made, or brought (Article II, Sections 2 – 5, and 7 and 10(d) and Article III, Sections 1(e) and 12);

•	Allow for greater use of technology, including by providing for electronic notice and meeting by means of remote communications (throughout, and specifically, Article II, Section 11 and Article VI);

•	Provide greater specificity regarding the information required to be included in any notice provided by a stockholder seeking to conduct business or nominate a Board candidate at a stockholder meeting, and clarify that any such business must be a proper subject for stockholder action. The amended By-laws also add “control persons” to the list of individuals required to provide information in certain events, add certain other definitions, provide greater specificity regarding who may be considered a stockholder’s qualified representative, and delete legacy language regarding the Board’s prior classification (Article II, Section 10 and Article III, Section 1);

•	Clarify the Board’s authority to fill vacancies on the Board and address director resignations and removal (Article III, Sections 2 and 3);

•	Increase the number of directors required to call a special meeting of the Board from three directors to a majority of directors then in office (Article III, Section 5);

•	Clarify that the Chairman of the Board is not designated as an officer and revise the role descriptions for the Chief Executive Officer, the President and other officers to modernize them (Article III, Section 9 and Article IV);

•	Clarify certain procedural aspects of setting record dates (Article V, Section 5);

•	Update the indemnification provisions to clarify, among other things, the individuals entitled to coverage and the events in which indemnification and/or advancement of expenses is or is not available (Article VIII); and

•	Add a new Article X, which provides that, unless the Company consents in writing to the selection of an alternative forum, the sole and exclusive forum for certain legal actions involving the Company will be a state court located within the State of Delaware (or, if no state court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware). In addition, the amended By-laws provide that any person bringing any action the subject matter of which is within the scope of the prior sentence in a court other than those specified, will be deemed to have consented to the personal jurisdiction of the courts specified in connection with any action brought to enforce the forum selection clause.

The description of the amendments to the By-laws is qualified in its entirety by reference to the text of the By-laws as amended, attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit 3.1	By-laws of The Williams Companies, Inc., as last amended August 21, 2014.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE WILLIAMS COMPANIES, INC.

Date: August 27, 2014	/s/ Sarah C. Miller
Name: Sarah C. Miller
Title: Corporate Secretary

INDEX TO EXHIBITS

EXHIBIT NUMBER	DESCRIPTION

Exhibit 3.1	By-laws of The Williams Companies, Inc., as last amended August 21, 2014.

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